Exhibit 99.1

NEWS RELEASE
May 25, 2022

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2023 FIRST QUARTER RESULTS

First Quarter Highlights

•Contract revenues of $876.3 million; 21.1% organic growth
•Non-GAAP Adjusted EBITDA of $63.7 million
•GAAP Net Income of $19.5 million, or $0.65 per common share diluted
•Repurchased 200,000 common shares for $18.5 million during the quarter

Palm Beach Gardens, Florida, May 25, 2022 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the first quarter ended April 30, 2022. Contract revenues were $876.3 million for the quarter ended April 30, 2022, compared to $727.5 million in the year ago period. Contract revenues increased 21.1% organically after excluding $3.9 million of contract revenues from storm restoration services in the year ago period. Non-GAAP Adjusted EBITDA was $63.7 million, or 7.3% of contract revenues, for the quarter ended April 30, 2022, compared to $44.1 million, or 6.1% of contract revenues, in the year ago period.

GAAP net income was $19.5 million, or $0.65 per common share diluted, for the quarter ended April 30, 2022. These results include income tax benefits of $2.5 million, or $0.09 per common share diluted, for the vesting and exercise of share-based awards, and $1.7 million, or $0.05 per common share diluted, for tax credits related to a tax filing for a prior year. There were no Non-GAAP adjustments for the quarter ended April 30, 2022.

For the year ago period, GAAP net income was $0.9 million, or $0.03 per common share diluted, and Non-GAAP Adjusted Net Loss was $1.2 million, or a loss of $0.04 per common share.

During the quarter ended April 30, 2022, the Company purchased 200,000 common shares in open market transactions for $18.5 million at an average price of $92.70 per share.

Outlook

The Company expects contract revenues for the quarter ending July 30, 2022 to increase mid-teens to 20% as a percentage of contract revenues as compared to the quarter ended July 31, 2021. Non-GAAP Adjusted EBITDA as a percentage of contract revenues is expected to range from in-line to modestly higher for the quarter ending July 30, 2022 as compared to the quarter ended July 31, 2021. For additional information regarding the Company’s outlook, please see the presentation materials available on the Company’s website posted in connection with the conference call discussed below.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures in the press release tables that follow.

Conference Call Information and Other Selected Data

The Company will host a conference call to discuss fiscal 2023 first quarter results on Wednesday, May 25, 2022 at 9:00 a.m. Eastern time. A live webcast of the conference call and related materials will be available on the Company’s Investor Center website at https://ir.dycomind.com. Parties interested in participating via telephone should dial (833) 519-1313 (United States) or (914) 800-3879 (International) with the conference ID 5973137, ten minutes before the conference call begins. For those who cannot participate at the scheduled time, a replay of the live webcast and the related materials will be available at https://ir.dycomind.com for approximately 120 days following the event.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services throughout the United States. These services include program management; planning; engineering and design; aerial, underground, and wireless construction; maintenance; and fulfillment services for telecommunications providers. Additionally, Dycom provides underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These
statements include those related to the outlook for the quarter ending July 30, 2022 found under the “Outlook” section of this release. These statements are subject to change. Forward-looking statements are based on management’s current expectations, estimates and projections. These statements are subject to risks and uncertainties that may cause actual results for completed periods and periods in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include the duration and severity of a pandemic caused by COVID-19, our ability to comply with various COVID-19 legal and contractual requirements and the impacts that those requirements may have on our workforce and our ability to perform our work, vaccination rates in the areas where we operate, any worsening of the pandemic caused by increasing infection rates triggered by new variants, future economic conditions and trends including the potential impacts of an inflationary economic environment, customer capital budgets and spending priorities, the availability and cost of materials, equipment and labor necessary to perform our work, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, the future impact of any acquisitions or dispositions, adjustments and cancellations of the Company’s projects, the related impact to the Company’s backlog from project cancellations, weather conditions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, the Company’s ability to generate sufficient cash to service its indebtedness, restrictions imposed by the Company’s credit agreement, and the other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements.

For more information, contact:
Callie Tomasso, Investor Relations
Email: investorrelations@dycomind.com
Phone: (561) 627-7171
---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	April 30, 2022	January 29, 2022
ASSETS
Current assets:
Cash and equivalents	$185,568	$310,757
Accounts receivable, net	994,951	895,898
Contract assets	33,646	24,539
Inventories	94,067	81,291
Income tax receivable	14,537	12,729
Other current assets	47,182	30,876
Total current assets	1,369,951	1,356,090

Property and equipment, net	299,005	294,798
Operating lease right-of-use assets	62,127	61,101
Goodwill and other intangible assets, net	370,387	374,317
Other assets	30,642	31,918
Total assets	$2,132,112	$2,118,224

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$176,447	$155,896
Current portion of debt	17,500	17,500
Contract liabilities	16,024	18,512
Accrued insurance claims	38,967	36,805
Operating lease liabilities	24,536	24,641
Income taxes payable	—	233
Other accrued liabilities	122,207	128,209
Total current liabilities	395,681	381,796

Long-term debt	819,311	823,251
Accrued insurance claims - non-current	48,559	48,238
Operating lease liabilities - non-current	37,486	36,519
Deferred tax liabilities, net - non-current	57,794	55,674
Other liabilities	14,943	14,202
Total liabilities	1,373,774	1,359,680

Total stockholders’ equity	758,338	758,544
Total liabilities and stockholders’ equity	$2,132,112	$2,118,224

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Quarter	Quarter
	Ended	Ended
	April 30, 2022	May 1, 2021
Contract revenues	$876,300	$727,497

Costs of earned revenues, excluding depreciation and amortization	745,730	620,011
General and administrative[1]	69,380	67,011
Depreciation and amortization	36,637	39,079
Total	851,747	726,101

Interest expense, net[2]	(9,118)	(5,877)
Loss on debt extinguishment[3]	—	(62)
Other income, net	4,795	2,717
Income (loss) before income taxes	20,230	(1,826)

Provision (benefit) for income taxes[4]	694	(2,724)

Net income	$19,536	$898

Earnings per common share:

Basic earnings per common share	$0.66	$0.03

Diluted earnings per common share	$0.65	$0.03

Shares used in computing earnings per common share:

Basic	29,638,833	30,675,625

Diluted	30,119,561	31,299,469

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND GROWTH %’s

	Contract Revenues - GAAP	Revenues from storm restoration services	Non-GAAP - Organic Contract Revenues	GAAP - Organic Growth %	Non-GAAP - Organic Growth %
Quarter Ended April 30, 2022	$876,300	$—	$876,300	20.5%	21.1%

Quarter Ended May 1, 2021	$727,497	$(3,869)	$723,628

NET INCOME AND NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter
	Ended	Ended
	April 30, 2022	May 1, 2021
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$19,536	$898
Interest expense, net	9,118	5,877
Provision (benefit) for income taxes	694	(2,724)
Depreciation and amortization	36,637	39,079
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	65,985	43,130
Gain on sale of fixed assets	(5,389)	(2,852)
Stock-based compensation expense	3,128	3,740
Loss on debt extinguishment[3]	—	62
Non-GAAP Adjusted EBITDA	$63,724	$44,080
Non-GAAP Adjusted EBITDA % of contract revenues	7.3%	6.1%

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
(Dollars in thousands, except share amounts)
Unaudited

NET INCOME, NON-GAAP ADJUSTED NET LOSS, DILUTED EARNINGS PER COMMON SHARE, NON-GAAP ADJUSTED LOSS PER COMMON SHARE, AND NON-GAAP ADJUSTED DILUTED SHARES

In fiscal 2022, the Company excluded certain tax impacts from the vesting and exercise of share-based awards when calculating Non-GAAP Adjusted Net Income (Loss). For comparability to other companies in the industry, the Company no longer excludes these tax impacts from its Non-GAAP measures beginning with the results for the first quarter of fiscal 2023. As there are no Non-GAAP adjustments for the first quarter of fiscal 2023, Non-GAAP Adjusted Net Income (Loss) for the quarter ended April 30, 2022 equals GAAP net income (loss).

Quarter
Ended
May 1, 2021
Reconciliation of net income to Non-GAAP Adjusted Net Loss:
Net income	$898

Pre-Tax Adjustments:
Non-cash amortization of debt discount on 2021 Convertible Notes	663
Loss on debt extinguishment[3]	62

Tax Adjustments:
Tax impact for the vesting and exercise of share-based awards[5]	(2,633)
Tax impact of pre-tax adjustments	(196)
Total adjustments, net of tax	(2,104)

Non-GAAP Adjusted Net Loss	$(1,206)

Reconciliation of diluted earnings per common share to Non-GAAP Adjusted Loss per Common Share:
GAAP diluted earnings per common share	$0.03
Adjustment for the vesting and exercise of share-based awards[5]	(0.09)
Total other adjustments, net of tax	0.02
Non-GAAP Adjusted Loss per Common Share	$(0.04)

Shares used in computing Non-GAAP Adjusted Loss per Common Share:
GAAP Diluted Shares	31,299,469
Adjustment for dilutive common stock equivalents[6]	(623,844)
Shares used in computing Non-GAAP Adjusted Loss per Common Share	30,675,625

Amounts in table above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services. Non-GAAP Organic Contract Revenue change percentage is calculated as the change in Non-GAAP Organic Contract Revenues from the comparable prior year period divided by the comparable prior year period Non-GAAP Organic Contract Revenues. Management believes Non-GAAP Organic Contract Revenues is a helpful measure for comparing the Company’s revenue performance with prior periods.

•Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•Non-GAAP Adjusted Net Income (Loss) - GAAP net income before the non-cash amortization of the debt discount and the related tax impact, certain tax impacts resulting from vesting and exercise of share-based awards, and certain non-recurring items. Management believes Non-GAAP Adjusted Net Income (Loss) is a helpful measure for comparing the Company’s operating performance with prior periods.

•Non-GAAP Adjusted Diluted Earnings (Loss) per Common Share and Non-GAAP Adjusted Diluted Shares - Non-GAAP Adjusted Net Income (Loss) divided by Non-GAAP Adjusted Diluted Shares outstanding. Non-GAAP Adjusted Diluted Shares used in the computation of Non-GAAP Adjusted Diluted Earnings (Loss) per Common Share is adjusted for common stock equivalents related to share-based awards in where their effect would be anti-dilutive.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income (Loss) and Non-GAAP Adjusted Diluted Earnings (Loss) per Common Share:

•Non-cash amortization of debt discount on 2021 Convertible Notes - The Company’s 0.75% convertible senior notes due September 2021 (the “2021 Convertible Notes”) were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the 2021 Convertible Notes represents a debt discount. The debt discount was amortized over the term of the 2021 Convertible Notes but did not result in periodic cash interest payments. The Company excludes the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the 2021 Convertible Notes that would be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

•Loss on debt extinguishment - During the quarter ended May 1, 2021, the Company recognized a loss on debt extinguishment of $0.1 million in connection with the amendment and restatement of its credit agreement maturing in April 2026. Management believes excluding the loss on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

•Tax impact of the vesting and exercise of share-based awards - In fiscal 2022, the Company excluded certain tax impacts resulting from the vesting and exercise of share-based awards. For comparability to other companies in the industry, the Company no longer excludes these tax impacts from its Non-GAAP measures beginning with the results for the first quarter of fiscal 2023.

•Tax impact of pre-tax adjustments - The tax impact of pre-tax adjustments reflects the Company’s estimated tax impact of specific adjustments and the effective tax rate used for financial planning for the applicable period.

Notes

1 Includes stock-based compensation expense of $3.1 million and $3.7 million for the quarters ended April 30, 2022 and May 1, 2021, respectively.
2 Includes pre-tax interest expense for non-cash amortization of the debt discount associated with the 2021 Convertible Notes of $0.7 million for the quarter ended May 1, 2021.
3 During the quarter ended May 1, 2021, the Company recognized a loss on debt extinguishment of $0.1 million in connection with the amendment and restatement of its credit agreement maturing in April 2026.
4 The quarter ended April 30, 2022 includes income tax benefits of $2.5 million, or $0.09 per common share diluted, for the vesting and exercise of share-based awards, and $1.7 million, or $0.05 per common share diluted, for tax credits related to a tax filing for a prior year. The quarter ended May 1, 2021 includes income tax benefits of $2.6 million, or $0.09 per common share diluted, for the vesting and exercise of share-based awards.
5 In fiscal 2022, the Company excluded certain tax impacts from the vesting and exercise of share-based awards when calculating Non-GAAP Adjusted Net Income (Loss). For comparability to other companies in the industry, the Company no longer excludes these tax impacts from its Non-GAAP measures beginning with the results for the first quarter of fiscal 2023. As there are no Non-GAAP adjustments for the first quarter of fiscal 2023, Non-GAAP Adjusted Net Income (Loss) for the quarter ended April 30, 2022 equals GAAP net income (loss).

As outlined in footnote 4 above, income tax benefits for the vesting and exercise of share-based awards for the year ago period were $2.6 million, or $0.09 per common share diluted. These amounts were excluded from the calculation of Non-GAAP Adjusted Net Loss in the year ago period. Inclusion of these tax impacts in the calculation would have resulted in Non-GAAP Adjusted Net Income of $1.4 million, or $0.05 per common share diluted, in the year ago period.

6 For the quarter ended May 1, 2021, shares used in the calculation of GAAP diluted earnings per common share include the dilutive impact of common stock equivalents related to share-based awards. For the calculation of Non-GAAP Adjusted Loss per Common Share, common stock equivalents related to share-based awards are excluded as their effect would be anti-dilutive.